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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated April 8, 1996 with respect to the financial statement and schedule of RSA Data Security, Inc. as of and for the periods indicated therein, not presented separately in the Annual Report (Form
10K) of Security  Dynamics Technologies, Inc. for the year ended December 31,
1996.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87916, 33-88506, 33-88508, 33-88510, and 333-08939)
pertaining to the 1986 Stock Option Plan, the 1994 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1994 Director Stock Option Plan, and the Amended 1994 Stock Option Plan of Security Dynamics Technologies, Inc. of our report dated April 8, 1996 referred to in the preceding paragraph.


                                                          /s/ Ernst & Young LLP

Palo Alto, California
March 27, 1997